                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K-A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported) March 30, 1998


                            PVC CONTAINER CORPORATION
               (Exact name of registrant as specified in charter)


Delaware                              0-30067                13-2616435
(State of other jurisdiction          (Commission            (IRS employer
 of incorporation)                     file number)           identification no

              401 Industrial Way West, Eatontown, New Jersey 07724
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (732) 542-0060

                                       N/A
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        The Registrant filed on April 10, 1998 a current report on Form 8-K relating to its acquisition on March 30, 1998 of the assets of Charter Supply Co., Inc. ("Business"). The purpose of this amendment is to provide the financial statements and information required by
Item 7 of the Form 8-K.

Item 7. Financial Statements:

        (a) Financial Statements of the Business Acquired:

        There is annexed hereto the Financial Statements of the Business as required by and for the periods specified in Rule 3-05(b) of Regulation SX.

        (b) Proforma Financial Statements:

        There is annexed hereto the Proforma Financial Statements required pursuant to Article XI of Regulation SX.

        (c) Exhibit

         23  Consent of Ernst & Young, LLP

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 24, 1998                                 PVC CONTAINER CORPORATION
                                                     ---------------------------
                                                            (Registrant)


                                                     By: /s/ Phillip L. Friedman
                                                         -----------------------
                                                         Phillip L. Friedman,
                                                         President

                              Financial Statements

                          Charter Supply Company, Inc.

                       Years ended July 31, 1997 and 1996
                       with Report of Independent Auditors

                          Charter Supply Company, Inc.

                              Financial Statements

                       Years ended July 31, 1997 and 1996




                                    CONTENTS

Report of Independent Auditors.................................................1


Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................4
Statements of Deficiency in Assets.............................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7

                         [ERNST & YOUNG LLP LETTERHEAD]





                         Report of Independent Auditors

Board of Directors
McKechnie Investments, Inc.

We have audited the accompanying balance sheets of Charter Supply Company, Inc. (a wholly owned subsidiary of McKechnie Investments, Inc.) as of July 31, 1997 and 1996, and the related statements of operations, deficiency in assets and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charter Supply Company, Inc. at July 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                               ERNST & YOUNG LLP


August 21, 1997                By: /s/ ERNST & YOUNG LLP

                                         Charter Supply Company, Inc.

                                                 Balance Sheet


                                                                JULY 31
                                                          1997           1996
                                                      -----------    -----------
ASSETS
Current assets:
   Cash                                               $   198,722    $   338,243
   Accounts receivable - trade, net of allowance
      of $76,135 and $39,900 at December 31,
      1997 and 1996, respectively                       1,773,233      1,699,758
   Inventories                                            877,595        683,524
   Other current assets                                   107,275        159,218
                                                      -----------    -----------
Total current assets                                    2,956,825      2,880,743

Property, plant and equipment, at cost:
   Land and improvements                                   39,912         39,912
   Buildings and improvements                           2,464,573      2,296,596
   Machinery and equipment                             12,610,667     12,519,768
   Furniture and fixtures                               2,392,469      1,885,885
   Construction in progress                                37,786        337,251
                                                      -----------    -----------
                                                       17,545,407     17,079,412
   Less accumulated depreciation                       11,510,834     10,652,359
                                                      -----------    -----------
                                                        6,034,573      6,427,053
                                                      -----------    -----------
Total assets                                          $ 8,991,398    $ 9,307,796
                                                      ===========    ===========

LIABILITIES AND DEFICIENCY IN ASSETS
Current liabilities:
   Accounts payable - trade                                      $  2,395,269     $  2,004,331
   Accrued expenses                                                   112,761          223,420
   Due to McKechnie Investments, Inc.                               7,547,570        7,574,196
                                                                 ------------     ------------
Total current liabilities                                          10,055,600        9,801,947

Commitments and contingencies

Deficiency in assets:
   Class A voting common stock, $1 par value - 4,000 shares
      authorized, 711 shares issued, 700 shares outstanding               711              711
   Class B nonvoting common stock, $1 par value - 4,000
      shares authorized,  214 shares issued, none outstanding             214              214
   Additional paid-in capital                                      11,019,767       11,019,767
   Accumulated deficit                                            (11,178,351)     (10,608,300)
   Less treasury stock, at cost (11 shares of Class A and
      214 shares of Class B common stock)                            (906,543)        (906,543)
                                                                 ------------     ------------
                                                                   (1,064,202)        (494,151)
                                                                 ------------     ------------
Total liabilities and deficiency in assets                       $  8,991,398     $  9,307,796
                                                                 ============     ============

See accompanying notes.

                          Charter Supply Company, Inc.

                            Statements of Operations


                                                        YEAR ENDED JULY 31
                                                       1997             1996
                                                   ------------     ------------
Net sales                                          $ 15,774,694     $ 15,890,568

Cost of goods sold                                   13,077,325       13,350,482
                                                   ------------     ------------
Gross margin                                          2,697,369        2,540,086

Selling, general and administrative expenses          2,592,163        2,148,693
                                                   ------------     ------------
Operating income                                        105,206          391,393

Interest expense to McKechnie Investments, Inc.         675,257          739,088
                                                   ------------     ------------
Net loss                                           $   (570,051)    $   (347,695)
                                                   ============     ============


See accompanying notes.

                          Charter Supply Company, Inc.

                        Statement of Deficiency in Assets

                       Years ended July 31, 1997 and 1996


                             CLASS A          CLASS B
                           COMMON STOCK     COMMON STOCK      ADDITIONAL
                          --------------  -----------------    PAID-IN      ACCUMULATED    TREASURY    DEFICIENCY
                          SHARES  AMOUNT  SHARES    AMOUNT     CAPITAL        DEFICIT        STOCK      IN ASSETS
                          ---------------------------------------------------------------------------------------
Balance at July 31, 1995    711   $711     214    $     214   $11,019,767  $(10,260,605)  $(906,543)  $  (146,456)

Net loss                            --                   --            --      (347,695)         --      (347,695)
                            ---   ----     ---    ---------   -----------  ------------   ---------   -----------
Balance at July 31, 1996    711    711     214          214    11,019,767   (10,608,300)   (906,543)     (494,151)

Net loss                            --                   --            --      (570,051)         --      (570,051)
                            ---   ----     ---    ---------   -----------  ------------   ---------   -----------
Balance at July 31, 1997    711   $711     214    $     214   $11,019,767  $(11,178,351)  $(906,543)  $(1,064,202)
                            ===   ====     ===    =========   ===========  ============   =========   ===========


See accompanying notes.

                                        Charter Supply Company, Inc.

                                          Statements of Cash Flows


                                                                    YEAR ENDED JULY 31
                                                                   1997            1996
                                                               -----------     -----------
OPERATING ACTIVITIES
Net loss                                                       $  (570,051)    $  (347,695)
Adjustments to reconcile net loss to cash
    provided by operating activities:
       Depreciation                                              1,280,123       1,264,202
       Gain on disposition of property, plant and equipment         (9,352)       (111,192)
       Changes in operating assets and liabilities:
          Accounts receivable                                       70,079         282,764
          Inventories                                             (194,071)        444,693
          Other current assets                                     (91,611)       (125,634)
          Accounts payable                                         390,938        (219,323)
          Accrued liabilities                                     (110,659)       (292,863)
                                                               -----------     -----------
Cash provided by operating activities                              765,396         894,952

INVESTING ACTIVITIES
Purchases of property, plant and equipment                        (891,948)       (916,832)
Proceeds from sale of property, plant and equipment                 13,657         139,141
                                                               -----------     -----------
Cash used in investing activities                                 (878,291)       (777,691)

FINANCING ACTIVITIES
Net payments to McKechnie Investments, Inc.                        (26,626)       (208,343)
                                                               -----------     -----------
Cash used in financing activities                                  (26,626)       (208,343)
                                                               -----------     -----------
Decrease in cash                                                  (139,521)        (91,082)

Cash at beginning of year                                          338,243         429,325
                                                               -----------     -----------
Cash at end of year                                            $   198,722     $   338,243
                                                               ===========     ===========


See accompanying notes.

                          Charter Supply Company, Inc.

                          Notes to Financial Statements

                             July 31, 1997 and 1996


1. ORGANIZATION AND BUSINESS

ORGANIZATION

Charter Supply Company, Inc. (the "Company") is a wholly owned subsidiary of McKechnie Investments, Inc. (the "Parent"), which is a wholly owned subsidiary of McKechnie Plc. The Parent has agreed to provide financial resources, if necessary, to the Company for continued financial and economic support, as needed.

DESCRIPTION OF BUSINESS

The Company is engaged in the business of manufacturing blow-molded industrial containers and plastic consumer products throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally collateral is not required.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the financial statements and related notes. Actual results could differ from those estimates.

INVENTORIES

Inventories are carried at the lower of cost (first-in, first-out method) or market. Inventories are comprised of:

                                                                JULY 31
                                                          1997            1996
                                                        --------        --------
Raw materials                                           $214,365        $183,773
Finished goods and work in progress                      663,230         499,751
                                                        --------        --------
                                                        $877,595        $683,524
                                                        ========        ========

                          Charter Supply Company, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated on the basis of cost. Depreciation and amortization are calculated using the straight-line method over the useful lives of the assets as follows: buildings and improvements - 20 years; machinery and equipment - 3 to 10 years; furniture and fixtures - 5 to 7 years.

3. INCOME TAXES

The Company is included in the Parent's federal income tax return. Pursuant to a tax sharing agreement, the Company provides for federal income tax expense or benefit on a "stand-alone basis". Amounts payable for federal and state income taxes are reflected in due to Parent.

Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                                JULY 31
                                                          1997            1996
                                                      -----------     -----------
Net operating losses carryforwards                    $ 1,722,000     $ 1,712,000
Tax over book depreciation                               (443,000)       (443,000)
Other, principally costs not deductible until paid         89,000          49,000
                                                      -----------     -----------
Net deferred tax assets                                 1,368,000       1,318,000
Valuation allowance                                    (1,368,000)     (1,318,000)
                                                      -----------     -----------
                                                      $        --     $        --
                                                      ===========     ===========

At July 31, 1997, for federal income tax purposes, the Company has net operating loss carryforwards of approximately $4,600,000, which expire in 2008 through 2012.

                          Charter Supply Company, Inc.

4. LEASES

The Company leases certain equipment under operating leases expiring in various years through fiscal year 2000. Lease expense totaled $120,858 and $138,504 for the years ended July 31, 1997 and 1996, respectively. The leases require the Company to pay related insurance, maintenance and property taxes. At July 31, 1997, future minimum lease payments under such noncancelable operating leases are as follows:

 FISCAL YEAR
 -----------
    1998                                                       $ 105,006
    1999                                                         104,279
    2000                                                          13,223
                                                               ---------
                                                               $ 222,508
                                                               =========

5. EMPLOYEE BENEFIT PLAN

The Company has a defined contribution savings plan covering all eligible employees of the Company. The Company annually matches 50% of the employee contributions up to 6% of compensation deferred. Employer contributions are vested after the completion of six months of participation. The Company provided contributions of $53,697 and $20,583 for the years ended July 31, 1997 and 1996, respectively.

6. RELATED PARTY TRANSACTIONS

The Parent provides certain administrative services for which the Company was charged $540,000 and $600,000 during 1997 and 1996, respectively. The Parent also provides general liability, health and worker's compensation coverages to the Company, for which the Company was charged approximately $601,000 and $610,000 during 1997 and 1996, respectively.

The amounts due to Parent are due on demand and bear interest at 8% per annum. Interest paid during 1997 and 1996 approximated interest expense.

7. CONTINGENCIES

The Company is involved in various litigation arising in the ordinary course of its business. In the opinion of management, as a result of legal defenses and insurance arrangements, the disposition of all such matters would not have a material adverse effect on the results of operations or the financial position of the Company.

                          Charter Supply Company, Inc.

8. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Company had sales to three major customers of approximately $2.2 million, $1.1 million and $.8 million, respectively, for the year ended July 31, 1997 and $2.6 million, $2.1 million, and $1.7 million, respectively, for the year ended July 31, 1996.

Five customer account balances at July 31, 1997 and 1996 comprise 39% and 50%, respectively, of the trade accounts receivable balance at those dates.

9. SUBSEQUENT EVENT (UNAUDITED)

On March 30, 1998, the Parent entered into an Asset Purchase Agreement with PVC Container Corporation whereby PVC Container Corporation acquired in consideration of the payment of $10,209,579 all of the assets and assumed certain liabilities of the Company.

                            PVC CONTAINER CORPORATION
                         PRO FORMA FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED JUNE 30 1997, AND
                   THE NINE MONTH PERIOD ENDED MARCH 31, 1998

                            PVC CONTAINER CORPORATION
                           PRO-FORMA INCOME STATEMENT
                        FOR THE YEAR ENDED JUNE 30, 1997
                                    ($000'S)


                                                               Charter Supply
                                                     PVC         Co., Inc.         Pro-forma       PVC
                                                  Historical     Historical       adjustments   Pro-forma
                                                  ----------   --------------     -----------   ---------
Net sales                                          $ 58,392        15,775                        $ 74,167

Cost and expenses:
  Cost of goods sold (exclusive of depreciation
   and amortization expense shown separately
   below)                                            45,650        11,933                          57,583
 Selling, general and administrative expenses         5,394         2,457                           7,851
 Depreciation and amortization expense                2,980         1,280             440(a)        4,700
 Equity in loss of jointly owned company                162                                           162
                                                   --------        ------            ----        --------
                                                     54,186        15,670             440          70,296
                                                   --------        ------            ----        --------

Income (loss) from operations                         4,206           105            (440)          3,871


Other income (expense):
 Interest expense                                      (830)         (675)            (43)(b)      (1,548)
 Other income                                           250                                           250
                                                   --------        ------            ----        --------
                                                       (580)         (675)            (43)         (1,298)
                                                   --------        ------            ----        --------

Income (loss) before provision for income taxes       3,626          (570)           (483)          2,573

Provision (benefit) for income taxes                  1,375                          (372)(c)       1,003
                                                   --------        ------            ----        --------

Net income (loss)                                  $  2,251          (570)           (111)       $  1,570
                                                   ========        ======            ====        ========


Earnings per share (basic and diluted)             $   0.32                                      $   0.22


See accompanying notes.

                            PVC CONTAINER CORPORATION
                           PRO-FORMA INCOME STATEMENT
                 FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1998
                                    ($000'S)


                                                               Charter Supply
                                                      PVC         Co., Inc.        Pro-forma       PVC
                                                  Historical     Historical       adjustments   Pro-forma
                                                  ----------   --------------     -----------   ---------
Net sales                                          $ 47,617        12,044                        $ 59,661

Cost and expenses:
  Cost of goods sold (exclusive of depreciation
   and amortization expense shown separately
   below)                                            36,428         8,881                          45,309
  Selling, general and administrative expenses        4,720         1,549                           6,269
  Depreciation and amortization expense               2,646           905             330(a)        3,881
                                                   --------        ------            ----        --------
                                                     43,794        11,335             330          55,459
                                                   --------        ------            ----        --------

Income (loss) from operations                         3,823           709            (330)          4,202


Other income (expense):
  Interest expense                                     (754)         (377)           (163)(b)      (1,294)
  Other income                                           70                                            70
                                                   --------        ------            ----        --------
                                                       (684)         (377)           (163)         (1,224)
                                                   --------        ------            ----        --------

Income (loss) before provision for income taxes       3,139           332            (493)          2,978

Provision (benefit) for income taxes                  1,271                           (81)(c)       1,190
                                                   --------        ------            ----        --------

Net income (loss)                                  $  1,868           332            (412)       $  1,788
                                                   ========        ======            ====        ========



Earnings per share (basic and diluted)             $   0.27                                      $   0.25


See accompanying notes.

                            PVC CONTAINER CORPORATION
                   NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED JUNE 30, 1997 AND
                   THE NINE MONTH PERIOD ENDED MARCH 31, 1998



DESCRIPTION OF TRANSACTION


         On March 30, 1998 pursuant to an Asset Purchase Agreement among PVC Container Corporation ("PVC" or the "Company") as Purchaser and McKechnie Investments, Inc. and Charter Supply Co., Inc., ("Charter") as Sellers, the Company acquired in consideration of the payment of $10,209,579 all of the assets and assumed certain liabilities of Charter Supply Co., Inc.. The consideration was provided by Fleet Bank pursuant to a Loan and Security Agreement among the Company and its wholly-owned subsidiaries and Fleet Bank, N.A. dated as of March 31, 1998. Charter Supply Co., Inc. is engaged in Philmont, New York, in the business of developing, manufacturing and selling plastic blow molded bottles of various sizes which is similar to the business in which the Company is also primarily engaged.


         This acquisition has been accounted for as a purchase and, accordingly, the aggregate purchase price of the acquisition has been allocated to the acquired assets based upon preliminary estimates of their fair values at the date of the acquisition.


BASIS OF PRESENTATION


PVC pro forma financial statements are presented to provide information on the impact of the acquisition to the results of operations of PVC. The pro forma combined statements of operations have been provided for year ended June 30, 1997 (Charter's results of operations reflected therein were for the year ended July 31, 1997), as well as for the nine month period ended March 31, 1998 (Charter's results of operations reflected therein were for the nine months then ended). The balance sheet of Charter Supply Company, Inc. has been reflected on a consolidated basis in PVC's March 31, 1998 10Q filed with the SEC, thus no pro forma balance sheet has been presented herein.

Pro forma adjustments to the historical financial information include adjustments to reflect purchase acquisition accounting and adjustments to include interest on debt incurred. All pro forma adjustments to the statement of operations assume that the acquisition was consummated at the beginning of the period.

The pro forma financial statements should be read in conjunction with the Charter Supply Company Inc., financial statements contained elsewhere in this Form 8K and the PVC annual report on Form 10-K for 1997. The pro forma information does not purport to represent what the Company's results of operations would have been had operations been conducted as a combined company during the period or to project the Company's results of operations for any future period.

PRO FORMA ADJUSTMENTS

Pro forma adjustments related to the statement of operations have been provided assuming the acquisition was consummated on July 1, 1996 and July 1, 1997. Pro forma adjustments are as follows:

(a)      Adjustments to reflect PVC accounting basis.

(b) Adjustment to reflect net interest expense related to borrowings which would have been incurred for the acquisition at 7.2% per annum.

(c) The pro forma income taxes were computed using PVC's historical effective tax rate.

EARNINGS PER SHARE

Pro forma earnings per share are computed by dividing pro forma consolidated income (loss), by the average number of common shares outstanding during each period, assuming exercise of all stock options having exercise prices less than the average market price of the common stock using the treasury stock method. Common stock and common stock equivalents as of June 30, 1997, and for the nine month period ending March 31, 1998, amounted to 7,004,705 and 7,018,535, respectively.

                          CHARTER SUPPLY COMPANY, INC.
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 1998 AND 1997
                                    UNAUDITED

                          CHARTER SUPPLY COMPANY, INC.
                                 BALANCE SHEETS
                             MARCH 31, 1998 AND 1997
                                    ($000'S)

                                   (Unaudited)

                                                            1998         1997
                                                          --------     --------
ASSETS
Current assets:
     Cash and cash equivalents                            $     81     $     82
     Accounts receivable                                     2,349        2,437
     Inventories                                             1,136        1,094
     Prepaid expenses, taxes, and other current assets          84           88
     Deferred tax assets
                                                          --------     --------
Total current assets                                         3,650        3,701



Properties, plant and equipment at cost - net of
     accumulated depreciation                                5,635        6,387
                                                          --------     --------

                                                             9,285       10,088
                                                          ========     ========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                        1,934        2,280
     Accrued expenses                                          182          112
     Income taxes payable
     Current portion of long-term debt
     Due to parent                                           7,803        8,452
                                                          --------     --------
Total current liabilities                                    9,919       10,844

Long term debt                                                               56
Deferred tax liabilities

Stockholders' equity:
     Preferred stock
     Common Stock                                                1            1
     Capital in excess of par value                         11,020       11,020
     Retained earnings (deficit)                           (10,748)     (10,926)
     Treasury stock                                           (907)        (907)
                                                          --------     --------
Total stockholders' equity                                    (634)        (812)
                                                          --------     --------

                                                          $  9,285     $ 10,088
                                                          ========     ========


See accompanying notes.

                          CHARTER SUPPLY COMPANY, INC.
                                INCOME STATEMENTS
                NINE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997
                                    ($000'S)

                                   (Unaudited)

                                                           1998          1997
                                                         --------      --------
Net sales                                                $ 12,044      $ 11,478

Cost and expenses:
   Cost of goods sold (exclusive of depreciation
      and amortization expense shown separately
      below)                                                8,881         8,681
   Selling, general and administrative expenses             1,549         1,891
   Depreciation and amortization expense                      905         1,239
                                                         --------      --------
                                                           11,335        11,811
                                                         --------      --------

Income (loss) from operations                                 709          (333)


Other income (expense):
   Interest expense                                          (377)         (505)
   Other income
                                                         --------      --------
                                                             (377)         (505)
                                                         --------      --------

Income (loss) before provision for income taxes               332          (838)

Provision for income taxes
                                                         --------      --------
Net income (loss)                                        $    332      ($   838)
                                                         ========      ========


See accompanying notes.

                          CHARTER SUPPLY COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                NINE MONTH PERIODS ENDED MARCH 31, 1998 AND 1997
                                    ($000'S)

                                   (Unaudited)

                                                                    1998        1997
                                                                  -------     -------
OPERATING ACTIVITIES
Net Income (Loss)                                                 $   332     $  (838)
Adjustments to reconcile net income (loss) to cash provided
     by operating activities:
          Depreciation and amortization                               905       1,239
          Gain on disposition of property, plant and equipment
          Changes in operating assets and liabilities:
               Accounts receivable                                     90        (616)
               Inventories                                            (42)       (128)
               Other current assets                                   (15)         39
               Accounts payable                                      (445)        438
               Accrued liabilities                                    (35)         86
                                                                  -------     -------
Cash provided by operating activities                                 790         220


INVESTING ACTIVITIES
Purchases of property, plant and equipment                           (505)       (795)
Proceeds from sale of property, plant and equipment                    60
                                                                  -------     -------
Cash used in investing activities                                    (445)       (795)


FINANCING ACTIVITIES
Net payments to McKechnie Investments, Inc.                          (373)        440
                                                                  -------     -------
Cash used in financing activities                                    (373)        440
                                                                  -------     -------
Increase (decrease) in cash                                           (28)       (135)


Cash at beginning of year                                             109         217
                                                                  -------     -------
Cash at end of year                                               $    81     $    82
                                                                  =======     =======


See accompanying notes.

                          CHARTER SUPPLY COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)



Statement of information furnished


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles and in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1998 and 1997, and the results of operations and cash flows for the nine months then ended. This interim information is not necessarily indicative of the financial position at June 30, 1998 or the results of operations for the year then ended.

While management believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these financial statements be read in conjunction with the Charter Supply Company, Inc.'s financial statements for the years ended July 31, 1997 and 1996 included herein.